DATE: August 4, 2008

JUN XIA, TIANQIU XIA, SUJUAN CHENG, JIDE CHEN, ZHONGYU LU, CHANGYU LU, YUXING WANG, JIN WU, QIONGKE SONG, XIURONG ZHANG, XIANGLIN TANG, GANG WU, XIGANG HAO, HONGKUN ZHAO, BAOXIA ZHOU, HONGXIA QIN, JUNLIN XU, YUYING HU, MING DANG

AND

XI'AN COOVA CHILDREN PHARMACEUTICALS CO., LTD

AGREEMENT ON SHARE PLEDGE

Party A

Jun Xia (ID Card number： 610104720804001)

Tianqiu Xia (ID Card number：610104193506100016)

Sujuan Cheng (ID Card number： 610302194912310521)

Jide Chen (ID Card number： 610302450517051)

Zhongyu Lu, (ID Card number： 610113196210171368)

Changyu Lu (ID Card number： 610104194110280043)

Yuxing Wang (ID Card number： 610104195707052654)

Jin Wu (ID Card number: 610125198301140529)

Qiongke Song (ID Card number: 411122198308114723)

Xiurong Zhang (ID Card number: 610302195706074665)

Xianglin Tang (ID Card number: 610122196605255714)

Gang Wu (ID Card number：610402196512265236)

Xigang Hao (ID Card number: 612129196403294316)

Hongkun Zhao (ID Card number: 610528660321863)

Baoxia Zhou (ID Card number: 610103621102282)

Hongxia Qin (ID Card number: 610103196601022420)

Junlin Xu (ID Card number: 610403560528003)

Yuying Hu (ID Card number: 410322195610130827)

Ming Dang (ID Card number:610102195108031218)

Address:

Representative

Party B (Pledgee): Xi'an Coova Children Pharmaceuticals Co., Ltd

Address: Room 402 unit 1 Building B, Ou Jin Yuan Community, 34 of Keji Road Xi'an High-tech Zone

Representative: Lijuan Feng

Whereas:

1. Party B, **the shareholders of Xi'an Coova Children Pharmaceuticals Co., Ltd.** (hereinafter referred to as 'Xi'an Coova") **and Shaanxi Jiali Pharmaceuticals Co., Ltd.** (hereinafter referred to as 'Shaanxi Jiali") entered into several agreements, including Agreement on Entrustment for Operation and Management, Exclusive Option Agreement, and Shareholders' Voting Proxy Agreement (hereinafter referred to as the Agreements) on August 4, 2008;

2. To ensure that Party A performs under the Agreements Party A is willing to pledge its full share in Shaanxi Jiali, i.e., 100% share of Shaanxi Jiali, (hereinafter referred to as "Pledged Share") as pledge to Party B and Party B accepts such pledge;

On the basis of friendly cooperation and in the principle of equality and mutual benefit, all parties enter into this Agreement on Share Pledge on August 4 2008.

Article 1.
In accordance with Chinese laws and terms and conditions of this Agreement, Party A, as the legitimate holder of the pledged shares, creates pledge rights on the pledged shares with Party B as the Pledgee as the security for Party A's performance of its liabilities under the Agreements (hereinafter referred to as "Guaranteed Liabilities").

Article 2.
The pledge term created hereunder shall start from the effective date of this Agreement till the date when all guaranteed liabilities are unconditionally paid off.

Article 3.
Should any breach occurs under the Agreements, Party B is entitled to adopt any of the following methods to dispose of the Pledged Share hereunder for compensating the losses it suffered from such breach event:

(a) sell, auction, transfer, or other manners to dispose of all or part of the Pledged Share under the terms and manners deemed appropriated by Party B, and enjoy priority to be compensated by the gained amount;

(b) request Party A and other shareholders of Shaanxi Jiali to complete all procedures for transferring Pledged Share in accordance with the Articles of Association of Shaanxi Jiali; or

(c) any other possible necessary acts of Party B permitted by Chinese laws.

Article 4.
Unless Party B gives prior written consent, Party A hereby commits and warrants that as long as the Guaranteed Liabilities or any part thereof has not been fully paid, during the term of this Agreement, Party A will not:

(a) sell, lease, donate, transfer, or by any other manners to dispose of the Pledged Share, in whole or in part;

(b) crease or maintain any pledge or other encumbrances of any nature on the Pledged Share for the benefit of any third party;

(c) amend or in other ways alter the Articles of Association or share holders agreement of Shaanxi Jiali; or

(d) adopt any acts which may be against or damage any rights enjoyed by Party B in the Pledged Share under this Agreement.

Article 5
Party A shall fully comply with all Chinese laws and regulations relevant to share pledge, and to the extent as permitted by Chinese laws, use its best endeavour to promptly complete all procedures of registration, approval, filing or permission required for share pledge under any applicable laws and regulations upon the execution of this Agreement. All these procedures are to ensure Party B legitimately and effectively enjoys the pledge right of the Pledged Share all the time.

Article 6
Any dispute arising from the interpretation and perfomance of this contract, shall be settled through friendly negotiation by Party A and Party B. Where negotiation fails, either party may submit such dispute to the court of jurisdiction for settlement.

Article 7
This contract is made in duplicate, with each party holding one. It will come into force on the date of execution as first above written. Party A and Party B shall immediately record the share pledge specified in this Agreement in the list of shareholders retained by Shaanxi Jiali and complete pledge registration at competent authority in the circumstance as permitted by Chinese law practice after the effective date.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

In witness whereof, each Party has caused its representative to sign this Agreement on the date first above written.

Party A:

Jun Xia	/s/ Jun Xia	Tianqiu Xia	/s/ Tianqiu Xia
Sujuan Cheng	/s/ Sujuan Cheng	Jide Chen	/s/ Jide Chen
Zhongyu Lu	/s/ Zhongyu Lu	Changyu Lu	/s/ Changyu Lu
Yuxing Wang	/s/ Yuxing Wang	Jin Wu	/s/ Jin Wu
Qiongke Song	/s/ Qiongke Song	Xiurong Zhang	/s/ Xiurong Zhang
Xianglin Tang	/s/ Xianglin Tang	Gang Wu	/s/ Gang Wu
Xigang Hao	/s/ Xigang Hao	Hongkun Zhao	/s/ Hongkun Zhao
Baoxia Zhou	/s/ Baoxia Zhou	Hongxia Qin	/s/ Hongxia Qin
Junlin Xu	/s/ Junlin Xu	Yuying Hu	/s/ Yuying Hu
Ming Dang	/s/ Ming Dang		

Party B: Xi'an Coova Children Pharmaceuticals Co., Ltd.

Legal Representative: /s/ Lijuan Feng

Lijuan Feng